AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2003

                                                      REGISTRATION NO.

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                                 NBTY, INC.
           (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  11-2228617
   (State or other jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                 Identification Number)


   90 Orville Drive, Bohemia, New York                     11716
(Address of principal executive offices)                 (Zip Code)

                   NBTY, INC. YEAR 2002 STOCK OPTION PLAN
                          (Full Title of the Plan)

                           SCOTT RUDOLPH, CHAIRMAN
                                 NBTY, INC.
                              90 ORVILLE DRIVE
                           BOHEMIA, NEW YORK 11716
                               (631) 567-9500
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

    A copy of all communications including communications sent to the agent for service should be sent to:

                            IRENE B. FISHER, ESQ.
                                 NBTY, INC.
                              90 ORVILLE DRIVE
                           BOHEMIA, NEW YORK 11716
                               (631) 218-7327

                       CALCULATION OF REGISTRATION FEE

                                                  Proposed
    Title of Each                                 Maximum         Proposed
 Class of Securities          Amount to Be    Offering Price       Maximum           Amount of
   to Be Registered            Registered        Per Share      Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------

NBTY, Inc. Year 2002 Stock
 Option Plan(1)

Common Stock,
 par value $.008 per
 share                       1,500,000(2)(3)      $24.60         $36,900,000         $2,986(5)

<F1>  Represents options granted or to be granted pursuant to the NBTY, Inc.
      Year 2002 Stock Option Plan (the "Plan") of NBTY, Inc. (the
      "Registrant").
<F2>  Shares issuable upon exercise of options granted or available for grant under the Plan.
<F3>  Pursuant to Rule 416, includes an indeterminable number of shares of
      Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.
<F4>  Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low sales prices of the Registrant's Common Stock on NASDAQ NMS on August 8, 2003.
<F5>  No registration fee is required pursuant to Rule 457(h)(3) for shares offered for resale.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by NBTY, Inc. (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

(2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002.

(3) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

(4) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.

(5)   The Registrant's Current Report on Form 8-K filed July 23, 2003.

(6)   The Registrant's Current Report on Form 8-K filed July 29, 2003.

(7)   The Registrant's Current Report on Form 8-K filed August 5, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Irene B. Fisher, Esq., counsel to the Registrant, is rendering an opinion upon the validity of the securities being registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Delaware General Corporation Law, (the "DGCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for stockholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. Delaware law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

In the case of stockholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or
(ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The indemnification and advancement of the expenses described above under the DGCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of stockholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the DGCL, any indemnification under the DGCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or (B) by the stockholders.

The Registrant's Restated Certificate of Incorporation provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the DGCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by the DGCL.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit No.    Description of Exhibit

            4.1         NBTY, Inc. Year 2002 Stock Option Plan
                        (the "Plan")

            4.2 Form of Incentive Stock Option Agreement under the Plan between the Company and the holder of stock options

            4.3 Form of Non-Qualified Stock Option Agreement under the Plan between the Company and the holder of stock options

            5.1         Opinion of Irene B. Fisher, Esq.

           23.1         Consent of Irene B. Fisher, Esq. (included in
                        Exhibit 5.1)

           23.2         Consent of Independent Auditors

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, State of New York, on this 15th day of August, 2003.

                                       NBTY, INC.


                                       By:  /s/ Scott Rudolph
                                            -------------------------------
                                            Scott Rudolph,
                                            Chairman of the Board
                                            of Directors and
                                            Chief Executive Officer

                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey Kamil as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and registration statements under Rule 462, and to file the same with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on August 12, 2003:


/s/ Scott Rudolph                      /s/ Harvey Kamil
-------------------------------        --------------------------------
Scott Rudolph, Chairman                Harvey Kamil, President
and Chief Executive Officer            and Chief Financial
                                       Officer (Principal Financial and
                                       Accounting Officer)

/s/ Arthur Rudolph                     /s/ Aram G. Garabedian
-------------------------------        --------------------------------
Arthur Rudolph, Director               Aram G. Garabedian, Director

/s/ Michael C. Slade                   /s/ Bernard G. Owen
-------------------------------        --------------------------------
Michael C. Slade, Senior Vice          Bernard G. Owen, Director
President and Director

/s/ Michael L. Ashner                  /s/ Alfred Sacks
-------------------------------        --------------------------------
Michael L. Ashner, Director            Alfred Sacks, Director

/s/ Murray Daly                        /s/ Nathan Rosenblatt
-------------------------------        --------------------------------
Murray Daly, Director                  Nathan Rosenblatt, Director

/s/ Glenn Cohen                        /s/ Peter White
-------------------------------        --------------------------------
Glenn Cohen, Director                  Peter White, Director